Exhibit 10.10

                               LEAK-OUT AGREEMENT
                               ------------------


THIS LEAK-OUT AGREEMENT SUPERCEDES ANY AND ALL OTHER AGREEMENTS WHETHER IN WRITING OR ORALLY COMMUNICATED BETWEEN DUTCHESS CAPITAL MANAGEMENT LLC AND ITS PREDECESSORS (THE "COMPANY") AND ___________, HIS AFFILIATES, OR FAMILY MEMBERS (HEREIN REFERRED TO AS "________").

July 14,  2006
(Address)
(City,  State  Zip  Code)
(Phone)
(Fax)

Ladies  and  Gentlemen:

In consideration of the ___________shares (the "Shares") issued dated ____________, for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees based upon the earlier of 1) a period of thirty-six (36) months after the date of this Agreement ("Leak-Out Period") or 2) until such time as the Debentures are no longer outstanding, not to publicly or privately offer to sell, contract to sell or otherwise sell, dispose of, loan, gift, donate, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of the Company's "Common Stock", any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock of New Colorado Prime , Inc. (collectively, "Securities"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as provided by the Leak-Out provisions of this Agreement or (ii) with the prior written consent of the Company's board of directors. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Leak-Out Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities
Each week, _________shall have the right to effect open market sales of his Common Stock in an aggregate amount equal to one percent (1.00%) of the total weekly volume in the Common Stock for the prior week ended.

If during the Leak-Out Period the price of the Common Stock exceeds two dollars and twenty-five cents ($2.25) per share, __________ shall have the right to effect open market sales of his Common Stock in an aggregate amount equal to two and five tenths percent (2.50%) of the total weekly volume in the Common Stock for the prior week ended, only during that time the Common Stock is trading above $2.25 per share. If during the Leak-Out Period the price of the Common Stock exceeds three dollars and sixty-cents ($3.60) per share, __________ shall have the right to effect open market sales of his Common Stock in an aggregate amount equal to three and five tenths percent (3.5%) of the total weekly volume in the Common Stock for the prior week ended, only during that time the Common Stock is trading above $3.60 per share. If during the Leak-Out Period the price of the Common Stock exceeds four dollars and thirty five cents ($4.35) per share, there shall be no limitations on the amount of Common Stock which may be sold by ________, only during that time the price is trading above $4.35 per share. Any after-market prints to not count as daily volume.

Furthermore, ________ hereby agrees and consents to (i) effect sales of the Common Stock through a broker approved by the New Colorado Prime, Inc. board of directors and (ii) the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Leak-Out Agreement.


Very  truly  yours,



_____________,  an  Individual


_________________________________



Accepted  as  of  the  date  first  set  forth  above:

BY  DUTCHESS  CAPITAL  MANAGEMENT  LLC



___________________________________
Douglas  H.  Leighton
Managing  Member  of:
Dutchess  Capital  Management,  LLC
General  Partner  to:
Dutchess  Private  Equities  Fund,  L.P.  &
Dutchess  Private  Equities  Fund,  L.P  II